Exhibit 99.1

The meeting was called to order by Thomas E. Stanberry, Chairman, President and CEO. Directors of the Company, members of McGladrey & Pullen, LLC, and a representative of Ahlers & Cooney, PC, our general counsel, were introduced.

It was announced that 90.9 percent of the shares eligible to vote were in attendance either in person or by proxy. As a quorum of shares was represented, the meeting was called to order.

Mr. Stanberry gave introductory comments and then asked that ballots be distributed to any shareholders who had not yet returned a proxy and would like to vote. The podium was then turned over to other members of senior management of the Company.

The following comments were made by Douglas R. Gulling, Chief Financial Officer, to accompany the slides included in Exhibit 99.2:

2007 Results

Net income
Lower by $487,000.
Primarily due to lower net interest income.
Due to lower net interest margin.
Due to cost of funds increasing more than the yield on earning assets.
Provision for loan losses.
Increased significantly due to unanticipated charge-offs in the 4th quarter.

Total assets
Increased by $71 million.
All of the asset growth was in loans (actual loan growth was $81 million).

Total deposits
Decreased by $14 million.
Decrease attributable to wholesale deposits. We were able to find cheaper funds from other sources.

Stockholders’ equity
Grew by $7.8 million, the result of earnings that were retained after the payment of dividends.

Return on assets (ROA) and return on equity (ROE)
Decline was the result of the slight decline in net income.

Net interest margin
Was lower because the cost of funds increased more than the yield on earning assets. For most of the year, we still had CD’s renewing at higher levels than their then existing interest rates.

In the 4th quarter, we started seeing yields on loans drop as a result of the Federal Reserve actions. Approximately half of the loans have variable interest rates. There is a lag in deposit repricing.

Assets under management
Scott Eltjes will review later in the meeting.

Efficiency ratio
Not a significant change. Still very good compared to peers.

Equity to assets ratio
Ratio increased since equity grew faster than assets.

Peer Comparison

Review of slides comparing West Bank only numbers to two competitors in the central Iowa market and two competitors in the eastern Iowa market. Some comparisons also include our national peer group, which consists of all banks in the United States with total assets between $1 and $3 billion. The West Bank only numbers are not significantly different than our consolidated numbers.

Return on assets
In the past year, two peer banks had increases and two peer banks had decreases in this ratio. The national peer group showed a larger decline than most of the Iowa peer group banks. West Bank continues to have a ratio which is approximately 50 percent better than its peers.

Return on equity
Similar trends to ROA.

Loan to deposit ratio
Increased at all banks - indicates it is a tough environment to attract deposits. Interest rates aren’t exactly exciting and there are a lot of non-bank competitors also trying to attract deposits.

Net interest margin
All but one bank experienced a decline. The national peer group experienced a larger decline than the Iowa peer group banks.

Assets per employee
West Bank continues to significantly exceed the peer group.

Efficiency ratio
West Bank also continues to significantly exceed its peers in this category.
West Bank’s expense control is the primary driver for excelling in this measure.

An audience member then asked if the lower number of employees at West Bank is what causes the efficiency ratio to be so low. Mr. Gulling responded that the lower number of employees along with being very cost conscious keeps the ratio low at the Bank. The audience member then asked about the 2007 ratio of 43.91 percent. Mr. Gulling explained that the higher ratio is the Company’s consolidated ratio. The consolidated ratio includes WB Capital, which has a lower profit margin than West Bank, along with the expenses of the holding company.

Pre-tax net income per employee
West Bank is close to three times better than its Iowa peers in this measure. It is a tribute to the employees who handle more business while incurring fewer costs than employees at the peer banks.

Real estate loans
Continue to grow at all peer banks.

Commercial loans
Also growing at all banks.
However, West Bank is more diversified than the other peer banks, in that on a relative basis we have a higher percentage of loans in the commercial category and a lower percentage in real estate loans.

Average yield on loans
West Bank is able to get a competitive return relative to the other banks. Mr. Gulling also noted the two peer banks in the Iowa City market experienced lower yields due to strong competition in that market.

Average rate on interest-bearing deposits
West Bank is in the middle of the pack. Our cost of deposits increased less than the other banks.

Non-current loans to gross loans
All banks are seeing an increase, although, with one exception, the past due increase in Iowa is not as bad as the national peer group.

Net charge-offs
Generally the same trend as non-current loans.

First Quarter 2008

Net income
Was up $24,000 compared to the prior year, but the components of net income had more significant changes.
Net interest income was up $565,000.
Net interest margin was up 14 basis points.
-Yield on called bonds was lower than the cost of wholesale deposits that matured and were not renewed.
-Additional income because of unamortized discount on called bonds.
-Lower cost of FHLB borrowings.

Total assets
Have not changed significantly from a year ago, but the mix has changed.
Loans are $61 million higher
Investments are $93 million lower
Fed funds sold are $20 million higher.

Total deposits
$40 million lower
But decrease has been in wholesale deposits which were replaced with lower cost FHLB borrowings.

Stockholders’ equity
Increase is the result of earnings retained after dividend payments. The Company continues to pay out over 50% of its earnings in dividends.

Assets under management
Again, I will defer to Scott Eltjes for comments later in the presentation.

Return on assets
Similar to first quarter of last year.

Return on equity
Is lower because income is about the same as last year, but equity has grown because of earnings retained over the past year.

Net interest margin
Discussed earlier in the presentation.

Efficiency ratio
No significant change - still very good.

Equity to assets ratio
Again, increased because of earnings retained after dividends.

Ballots were then collected from any shareholder who opted to vote at the meeting.

The next person to the podium was Brad Winterbottom, President of West Bank. His comments also accompany slides included in Exhibit 99.2.

Loan activity
Loan growth continued in 2007 compared to outstanding amounts at the end of 2006 despite $50 million in unexpected commercial real estate loan payoffs.

Loan quality
Loans on non-accrual status and loans past due over 90 days and still accruing had increased at December 31, 2007, compared to the prior year with two customers making up 80 percent of the total.
Other real estate owned was low as of the end of 2007.
Compared to loans past due over 30 days as of the end of 2007, first quarter past due loans have escalated primarily due to loans to real estate developers.
The results of the 2007 FDIC examination were favorable.

Treasury Management
This area has increased the number of clients using electronic deposit technology. Other treasury management enhancements occurred in 2007 and additional options are being investigated in 2008.

Marketing efforts
Marketing efforts continued in 2007 with another 3D campaign called “We’re Listening” which included distributing MP3 players to prospective customers. Because of the success of this campaign, another 3D campaign called “What’s Brewing” is currently in process. A pound of coffee is the talking point in this campaign.
Shred It Day resulted in a big response and will be repeated this spring in both Des Moines and Eastern Iowa.
Mystery shopping results were very favorable across all branches in 2007.

Additions to West Bank team
Three experienced, sales-oriented branch managers were hired, as well as two commercial bankers and two residential mortgage processors. Additionally, Scott Jarvis was hired to provide support to both retail and commercial initiatives.

Training efforts
Numerous sales coaching workshops and other professional training efforts were begun in 2007, and this employee development will continue into 2008.

Retail banking
Three new products were introduced in 2007 and so far in 2008
Health Savings Accounts - 40-50 new relationships
Bank @ Work - 20 presentations are scheduled over the next 60 days
Reward Me Checking - Tom will review later in the meeting
Several branch changes and improvements were completed, with further additions in Waukee and North Liberty being planned for 2008.

Trust
The results of the 2007 state examination were very favorable. Assets increased by 8%. Staff is solid, with no turnover last year and more than 15 years experience on average.

The next person to the podium was Scott Eltjes, CEO of WB Capital Management Inc. His comments also accompany slides included in Exhibit 99.2.

Assets under management
Total of $4.8 billion as of December 31, 2007, with 67% of the total in fixed income. Investment performance has been strong in spite of the difficult economic conditions.

2007 Financial Results
Momentum continues and financial performance improved each quarter last year. Much of the success was achieved by controlling expenses. In the first full year of operating as WB Capital, net income doubled over 2006.

2007 Investment Performance
Strong in 2007, both equity strategies and fixed income strategies. Performance resulted in increased visibility within the investment consultant community.
Asset allocation product was introduced using multiple asset classes. Over 300 new Separately Managed Accounts were opened. The small cap product was particularly popular, with assets doubling in that category.

Marie Roberts reported that all persons standing for election to the Board of Directors received a sufficient number of votes required to be elected. The ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for West Bancorporation, Inc. for the year ending December 31, 2008, was approved.

Mr. Stanberry then made the following comments:

You have heard from members of senior management of the Company regarding:

2007 financial results
2008 first quarter results
An overview of West Bank accomplishments in 2007
An overview of WB Capital’s 2007 results.

The West Bancorporation Foundation made over 60 grants totaling approximately $200,000 during 2007. In addition, employees of the company provided approximately 11,000 hours of community service during the year.

The question on everyone’s mind is WHAT HAPPENED TO OUR SHARE PRICE?

We knew 2007 was going to be a difficult year.

Economic growth in Des Moines and Iowa City markets was slowing
Interest rate volatility was likely to continue - fortunately for the consumer, rates looked ready to drop and they did. In the short-term, the decline in interest rates causes a reduction in the Company’s net interest margin.
Banks and thrifts continued to expand in our markets in 2007, with the number of branches increasing by over 5 percent. Total deposits grew by only 3 percent.
The Company was able to maintain market share. Holding our own in this competitive environment is good.

We did not know that virtually every major bank would suffer billions of dollars of losses from poor investments and ill advised sub-prime mortgage lending practices that would drive the financial markets into the gutter, dragging banks like us along with them.

The share price of community banks also declined, despite generally little or no involvement in sub-prime mortgages or structured investment vehicles. Stock prices during 2007 moved as follows:

WTBA - approximately (25%)
NASDAQ Community Bank Index, consisting of approximately 250 US banks - approximately (28%)
SNL indices - average approximately (28%)
Year-to-date - Slightly less than 1% total return vs. NASDAQ Community Bank Index (1.1%).

What is the best solution for the future?

Our mission, values and core strategies remain sound.
We need to aggressively market solutions to our clients - it is not good enough to be the best service provider. With this strategy we should continue to grow.
We also need to have best in class service. We need to have convenient branches, internet capabilities to minimize any customer hassle. We need to make it easy to bank with us.
We need to expand in our existing markets and look for opportunities in other high growth under served markets.
West Bank is approximately 12 weeks away from breaking ground for a new branch in Waukee and we are still working towards a renovated Grand Avenue branch.
The Company has reviewed high growth and under served communities throughout the country. We have identified the Phoenix, Arizona market as meeting that criterion. We are looking for a top notch person to head up an operation prior to working on a brick and mortar location. With the current economy and the current housing market, we will do this at a very slow and deliberate pace.

We need to be more creative:
We can’t control our environment so we need to:
Adapt our strategies to our markets
Improvise new ways of doing business
Overcome the competition
We need to be innovative with new products but test them against our core values.
Last innovative products in banking?
Home equity loans and retail repurchase agreements in the 1980’s.

In 2007, we began on two new products that we brought to market in this year:
Reward Me Checking:
Should be our best deposit gathering product in 2008
Most aggressive marketing campaign ever by West Bank
The campaign began two weeks ago and approximately 50 new accounts were opened in the first week.

Mr. Stanberry then reviewed the slides explaining the Reward Me Checking product which are included in Exhibit 99.2.

SmartyPig Savings is another innovative product which we are involved with.
Created by two local entrepreneurs who came to us a year and a half ago.
New idea in which social networking is combined with goal driven savings and a reward system.
It is an innovative way of increasing our deposit base as West Bank is the banking partner of SmartyPig, LLC.

The podium was turned over to Mike Ferrari from SmartyPig, LLC. He reviewed the slides explaining the SmartyPig savings product which are included in Exhibit 99.2.

What is Smarty Pig?
SmartyPig is an online version of a piggy bank where you can save for a specific goal.
The idea includes patent pending technology and the latest in security standards.
It has a very social aspect in that you can involve family and friends in saving for your goal.
They have matched up with retailers who will provide incentive boosts of up to 5 percent of the funds saved.

Strategic Partners:
West Bank
Data Vision Resources, who worked on systems development.
Maritz, who worked with best-in-class retailers.

Why we are unique:
There is no cost to set up goal specific savings accounts.
Electronic monthly withdrawals from another account can be established.
The accounts are interest bearing.
Accounts can be made public to allow friends and family to contribute to a goal. This is a feature which has never been done before.
Once a goal has been reached the funds can be redeemed for a gift card from best-in-class retailers or a MasterCard debit card.
The target audience is 18 to 30 year olds.

Mr. Ferrari then reviewed a number of sample pages from the SmartyPig.com website. He also mentioned the availability of physical or electronic gift cards which can be purchased for others. The method of redemption is by the recipient opening a SmartyPig account.

He then turned the podium over to Jon Gaskell, his associate, who continued reviewing slides which are included in Exhibit 99.2.

Different from Competition:
The product has a unique name and saving money is an optimistic and nostalgic thing to do.
It is the only banking application with social features.
It is targeted to Generation X and Y which is a group that financial institutions are trying to figure out how to best work with.
Parents can use this product to help educate their children about saving.
The ability to get a boost from a retailer is a way to get more money for your money.

Mr. Gaskell was recently interviewed by CBS Radio and hopes the interview will be aired across the county. The SmartyPig staff has been on an East Coast media tour and has received publicity in a number of high profile outlets which are shown on a slide. Bloggers are talking positively about the website and its innovative aspects. They plan to attend financial services roundtable events, go on a West Coast media tour and a radio media tour. They also plan to promote saving the upcoming Economic Stimulus payments and giving the gift of savings for graduation gifts.

One Month In:
They currently have customers in 45 states
More than 1,100 users
Goals average $6,091
Average length of goal is about three years
Top goal category is for travel
Approximately half of the goals have been made public which is higher than expected
And they are averaging 35 to 50 new accounts per day

Mr. Stanberry then continued the meeting. He stated that both the Reward Me Checking product and SmartyPig Savings are off to a successful start.

In conclusion we will be successful in 2008 if we:

Continue to improve the way we do business. By doing so, we will maintain an efficiency ratio which is one of the lowest in the country.
Continue to be creative within our values by enhancing internet banking capabilities.
Continue to control overhead.
Continue to recruit talented people who understand the value of client service and who are good revenue generators.
Continue to deliver high quality service through our dedicated and skilled employees.

Mr. Stanberry concluded by saying there could be future surprises in the financial markets, but is hopeful there will be a divergence between the large money center banks and community banks which will keep the community banks from being dragged down any further.

The meeting then was opened up for questions from the audience.

The first question asked was: How is the reserve for loan losses determined?

Answer: A quarterly evaluation is completed in which management reviews the appropriate level of the allowance by evaluating both quantitative and qualitative factors. Those include historical loss experience, delinquency and charge-off trends, information about individual loans, growth in the loan portfolio, local economic trends and conditions, among other factors.

The same audience member wondered if it should be a fixed ratio.

Answer: The ratio has not changed significantly over the years, but all of the other factors mentioned earlier must be nalyzed. The current business cycle is also taken into effect.

The meeting then came to a conclusion.